Exhibit 99.1
FOR IMMEDIATE RELEASE
NOVEMBER 6, 2009

Contact:	Jill McMillan, Director, Public & Industry Affairs Phone: (214) 721-9271 Jill.McMillan@CrosstexEnergy.com
CROSSTEX ENERGY REPORTS THIRD-QUARTER 2009 RESULTS
DALLAS, November 6, 2009 — The Crosstex Energy companies, Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) today reported earnings for the third-quarter 2009.
Third-Quarter 2009 — Crosstex Energy, L.P. Financial Results
The Partnership realized adjusted cash flow of $51.0 million in the third quarter of 2009, compared with $53.9 million in the third quarter of 2008. Adjusted cash flow is a non-GAAP financial measure and is explained in greater detail under “Non-GAAP Financial Information.” There is a reconciliation of this non-GAAP measure to net income (loss) in the tables at the end of this news release.
The Partnership reported net income of $74.2 million in the third quarter of 2009, compared with a net loss of $5.2 million in the third quarter of 2008. The 2009 third-quarter results include a $97.4 million gain on the sale of the Partnership’s Alabama, Mississippi and south Texas assets. Third-quarter 2009 results included a loss from discontinued operations related to the asset sales of $4.0 million, while the third-quarter 2008 included income of $6.2 million.
“We are very pleased with our strong third-quarter results,” said Barry E. Davis, Crosstex President and Chief Executive Officer. “Despite a difficult operating environment, we’ve increased our cash flows by implementing additional operating efficiencies and reducing costs. We remain committed to optimizing our core assets in the Barnett and Haynesville shales, as well as our natural gas liquids processing business. We are confident we will be able to capitalize on increased drilling activity as the economy continues to improve.
“After paying down $550 million of debt through asset sales and with the operations improvements we have implemented, we believe we are well positioned to access the capital markets to refinance our existing debt,” added Davis.
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Crosstex Energy Reports Third-Quarter 2009 Results

The Partnership’s gross margin from continuing operations for the third quarter of 2009 increased to $81.2 million from $79.2 million in the third quarter of 2008. This increase was primarily related to higher margins on the Partnership’s gathering and transmission throughput volumes, which were partially offset by declines of $4.8 million in the Louisiana natural gas processing business resulting from a less favorable natural gas liquids (NGL) market. The north Louisiana gathering and transmission system contribution to gross margin increased $4.2 million due to higher margins and volumes. Gross margin derived from north Texas operations rose $2.2 million compared with the third-quarter 2008. The increase was primarily related to gathering and processing activities, even though throughput and plant inlet volumes were relatively unchanged from the year-ago quarter.
As a result of the Partnership’s continued focus on expense reduction, third-quarter 2009 operating expenses declined $5.4 million, or 16 percent, compared with the third quarter of 2008. Although third-quarter 2009 general and administrative expense of $16.1 million was approximately flat versus the same period a year ago, it included a one-time charge of $0.9 million for severance expenses related to asset sales. Depreciation and amortization expense increased $4.3 million in the third quarter of 2009 compared with the third quarter of 2008 due to the Partnership’s investment in its north Texas and Louisiana assets. Interest expense rose to $26.6 million in the third quarter of 2009 from $14.2 million in the third quarter of 2008. The increase in interest expense was primarily due to a $9.2 million increase in interest rates pursuant to the February 2009 amendments to the Partnership’s debt agreements and a $4.3 million increase in realized interest rate swap losses.
The net income per limited partner common unit in the third quarter of 2009 was $1.46 compared with a net loss per limited partner common unit of $0.24 in the third quarter of 2008.
Third-Quarter 2009 — Crosstex Energy, Inc. Financial Results
The Corporation reported net income of $15.5 million in the third quarter of 2009 compared to $0.5 million in the comparable 2008 period. The Corporation’s loss from continuing operations before income taxes (which includes interest of non-controlling partners in the net income of the Partnership) was $19.6 million in the third quarter of 2009, compared with $10.5 million in the third quarter of 2008.
In accordance with U.S. accounting standards, the Partnership and Corporation classified certain assets and liabilities as held for sale and the results of their operations as discontinued operations for all accounting periods presented. Included in this news release are tables of selected financial data in which amounts have been reclassified as discontinued operations for each period presented.
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Crosstex Energy Reports Third-Quarter 2009 Results

Crosstex to Hold Earnings Conference Call Today
The Partnership and the Corporation will hold their quarterly conference call to discuss third-quarter 2009 results today, November 6, at 10:00 a.m. Central time (11:00 a.m. Eastern time). The dial-in number for the call is 1-888-713-4211. Callers outside the United States should dial 1-617-213-4864. The passcode for all callers is 36933278. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=PHJU6CF8U. Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access a live Web cast of the call on the Investors page of Crosstex’s Web site at www.crosstexenergy.com.
After the conference call, a replay can be accessed until February 5, 2010, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 88703740. Interested parties also can visit the Investors page of Crosstex’s Web site to listen to a replay of the call.
About the Crosstex Energy Companies
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,300 miles of pipeline, 10 processing plants and three fractionators. The Partnership currently provides services for 3.2 billion cubic feet per day of natural gas, or approximately six percent of marketed U.S. daily production.
Crosstex Energy, Inc. owns the two percent general partner interest, a 33 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Crosstex companies can be found at www.crosstexenergy.com.
Non-GAAP Financial Information
This press release contains non-generally accepted accounting principle financial measures that the Partnership refers to as Distributable Cash Flow and Adjusted Cash Flow. Distributable Cash Flow is defined as earnings before certain noncash charges, less maintenance capital. Adjusted Cash Flow is defined as net income before interest, income taxes, depreciation and amortization, stock-based compensation, noncash mark-to-market items and other miscellaneous noncash items. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP), with the exception of maintenance capital expenditures. Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.
The Partnership believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior-reported results and a meaningful measure of the Partnership’s cash flow after it has satisfied the capital and related requirements of its operations.
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Crosstex Energy Reports Third-Quarter 2009 Results

Distributable Cash Flow and Adjusted Cash Flow are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s performance. Furthermore, they should not be seen as measures of liquidity or a substitute for metrics prepared in accordance with GAAP. A reconciliation of these measures to net income is included among the preceding and following tables.
This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the Corporation based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the Corporation believe are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to the Partnership’s and the Corporation’s guidance and future outlook, financing plans, financial condition, liquidity and results of operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the Corporation, which may cause the Partnership’s and the Corporation’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include the following: (1) the Partnership may not be able to obtain funding due to the deterioration of the credit and capital markets and current economic conditions; (2) the Partnership will not be able to pay cash distributions until its liquidity position improves and it refinances and pays certain of its indebtedness; (3) volatility in natural gas and natural gas liquids prices may occur due to weather and other natural and economic forces; (4) the Partnership and the Corporation do not have diversified assets; (5) drilling levels may decrease due to deterioration in the credit and commodity markets; (6) the Partnership’s credit risk management efforts may fail to adequately protect against customer nonpayment; (7) customers may increase collateral requirements from the Partnership or reduce business with the Partnership to reduce credit exposure; (8) exposure to fluctuations in commodity prices and interest rates may result in financial losses or reduced income; (9) the amount of natural gas transported in the Partnership’s gathering and transmission lines may decline as a result of reduced drilling by producers, competition for supplies, reserve declines and reduction in demand from key customers and markets; (10) the level of the Partnership’s processing operations may decline for similar reasons; (11) operational, regulatory and other asset-related risks, including weather conditions such as hurricanes, exist because a significant portion of the Partnership’s assets are located in southern Louisiana and the Gulf Coast of Texas; and (12) other factors discussed in the Partnership’s and the Corporation’s Annual Reports on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission. The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
(Tables follow)

Crosstex Energy Reports Third-Quarter 2009 Results

CROSSTEX ENERGY, L.P.
Selected Financial Data
(All amounts in thousands except per unit numbers)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenues
Midstream	$349,194	$854,335	$1,049,451	$2,650,121
Profit on energy trading activities	1,504	647	3,645	2,331

Total revenues	350,698	854,982	1,053,096	2,652,452

Midstream purchased gas	269,461	775,782	824,812	2,411,025

Gross margin	81,237	79,200	228,284	241,427

Operating expenses	29,027	34,409	84,733	93,695
General and administrative	16,051	16,103	43,617	47,983
Gain on sale of property	(356)	(4)	(899)	(1,023)
Gain on derivatives	(1,672)	(2,460)	(6,723)	(4,286)
Depreciation and amortization	31,155	26,905	90,824	79,189

Total operating costs and expenses	74,205	74,953	211,552	215,558

Operating income	7,032	4,247	16,732	25,869

Interest expense, net	(26,555)	(14,210)	(64,832)	(32,828)
Loss on extinguishment of debt	—	—	(4,669)	—
Other income	570	113	736	7,670

Total other income (expense)	(25,985)	(14,097)	(68,765)	(25,158)
Income (loss) from continuing operations before non-controlling interest and income taxes	(18,953)	(9,850)	(52,033)	711
Income tax provision	(369)	(1,576)	(1,244)	(2,055)

Loss from continuing operations, net of tax	(19,322)	(11,426)	(53,277)	(1,344)
Income (loss) from discontinued operations, net of tax	(3,962)	6,227	4,378	21,792
Gain from sale of discontinued operations, net of tax	97,423	—	97,423	—

Net income (loss)	74,139	(5,199)	48,524	20,448

Less: Net income (loss) from continuing operations attributable to the non-controlling interest	(50)	44	(9)	238
Net income (loss) attributable to Crosstex Energy, L.P.	$74,189	$(5,243)	$48,533	$20,210

General partner interest in net income (loss) including incentive distribution rights	$681	$5,810	$(1,210)	$27,861

Limited partners’ interest in net income (loss) attributable to Crosstex Energy, L.P.	$73,508	$(11,053)	$49,743	$(7,651)

Net income (loss) attributable to Crosstex Enegy, L.P. per limited partners’ unit:
Basic common unit	$1.46	$(0.24)	$0.32	$(3.06)

Diluted common unit	$1.44	$(0.24)	$0.31	$(3.06)

Basic and diluted senior subordinated series C unit	$—	$—	$—	$9.44

Basic and diluted senior subordinated series D unit	$—	$—	$8.85	$—

Weighted average limited partners’ units outstanding:

Basic common units	49,077	44,869	47,825	41,466

Diluted common units	49,752	44,869	49,292	41,466

Crosstex Energy Reports Third-Quarter 2009 Results

CROSSTEX ENERGY, L.P.
Reconciliation of Net Income to Adjusted Cash Flow and Distributable Cash Flow
(All amounts in thousands except ratios and distributions per unit)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net income (loss)	$74,189	$(5,243)	$48,533	$20,210
Depreciation and amortization (1)	32,934	33,322	$101,257	98,434
Stock-based compensation	2,354	1,885	$6,276	8,251
Interest expense, net (2)	37,183	21,494	$93,802	54,716
Loss on extinguishment of debt	—	—	$4,669	—
Loss (gain) on sale of assets	(97,808)	67	$(98,403)	(1,592)
Taxes and other	2,122	2,416	$5,337	3,836

Adjusted cash flow	50,974	53,941	161,471	183,855

Interest (2)(3)(4)	(31,873)	(17,641)	(91,910)	(56,926)
Cash taxes and other	(2,445)	(1,920)	(5,431)	(3,112)
Maintenance capital expenditures	(2,388)	(5,249)	(7,227)	(12,816)

Distributable cash flow	$14,268	$29,131	$56,903	$111,001

Actual distribution	$—	$29,708	$—	$111,389
Distribution coverage		0.98		1.00

Distributions declared per limited partner unit	$—	$0.50	$—	$1.75

(1)	Excludes minority interest share of depreciation and amortization of $72K and $217K for the three months and nine months ended September 30, 2009, respectively, and $76K and $206K for the three months and nine months ended September 30, 2008, respectively. Includes discontinued operations depreciation and amortization of $1,851K and $10,650K for the three months and nine months ended September 30, 2009, respectively, and $6,493K and $19,451K for the three months and nine months ended September 30, 2008, respectively.

(2)	Includes interest expense allocated to discontinued operations of $10,629K and $28,970K for the three months and nine months ended September 30, 2009, respectively, and $7,284K and $21,888K for the three months and nine months ended September 30, 2008, respectively.

(3)	Both the September 30, 2009 three and nine month periods exclude the noncash amortization of $2,014K of debt issuance costs and the noncash accrual of $2,348K of Senior Note make-whole and call premium Paid-in-Kind interest resulting from asset sales.

(4)	Excludes noncash interest rate swap mark to market of $948K and $2,470K for the three months and nine months ended September 30, 2009, respectively, and $3,853K and $2,210K for the three months and nine months ended September 30, 2008, respectively.

Crosstex Energy Reports Third-Quarter 2009 Results

CROSSTEX ENERGY, L.P.
Operating Data

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008

Pipeline Throughput (MMBtu/d)
LIG Pipeline & Marketing	898,000	895,000	906,000	973,000
North Texas — Gathering	794,000	762,000	814,000	653,000
North Texas — Transmission	314,000	342,000	313,000	337,000
Other Midstream	32,000	74,000	36,000	67,000

Total Gathering and Transmission Volume (1)	2,038,000	2,073,000	2,069,000	2,030,000

Natural Gas Processed (MMBtu/d)
South Louisiana	769,000	1,037,000	697,000	1,289,000
LIG System	268,000	262,000	262,000	325,000
North Texas	220,000	200,000	224,000	191,000

Total Gas Volumes Processed (1)	1,257,000	1,499,000	1,183,000	1,805,000

Realized weighted average
Natural Gas Liquids price ($/gallon)	0.84	1.36	0.74	1.43
Actual weighted average
Natural Gas Liquids to Gas ratio	268%	210%	206%	193%

Commercial Services Volume (MMBtu/d)	95,000	80,000	87,000	81,000

North Texas Gathering (2)
Wells connected	11	46	72	135

(1)	Total Gathering and Transmission Volume and Total Gas Volumes Processed exclude volumes attributable to assets sold.

(2)	North Texas Gathering wells connected are as of the last day of the period and include Centralized Delivery Point (“CDP”) connections where Crosstex connects multiple wells at a single meter station.

Crosstex Energy Reports Third-Quarter 2009 Results

CROSSTEX ENERGY, INC.
Selected Financial Data
(All amounts in thousands except per share numbers)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenues
Midstream	$349,194	$854,335	$1,049,451	$2,650,121
Profit on energy trading activities	1,504	647	3,645	2,331

Total revenues	350,698	854,982	1,053,096	2,652,452

Midstream purchased gas	269,461	775,782	824,812	2,411,025

Gross margin	81,237	79,200	228,284	241,427

Operating expenses	29,027	34,409	84,733	93,702
General and administrative	16,674	16,820	45,639	50,055
Gain on sale of property	(356)	(4)	(899)	(1,023)
Gain on derivatives	(1,672)	(2,460)	(6,723)	(4,286)
Depreciation and amortization	31,174	26,923	90,880	79,302

Total operating costs and expenses	74,847	75,688	213,630	217,750

Operating income	6,390	3,512	14,654	23,677

Interest expense, net	(26,555)	(14,210)	(64,832)	(32,751)
Loss on extinguishment of debt	—	—	(4,669)	—
Other income	575	174	784	7,755

Total other income (expense)	(25,980)	(14,036)	(68,717)	(24,996)

Loss from continuing operations before income taxes and gain on issuance of Partnership units	(19,590)	(10,524)	(54,063)	(1,319)
Income tax benefit (provision)	2,462	(1,204)	2,406	(7,743)
Gain on issuance of Partnership units	—	—	—	14,748

Income (loss) from continuing operations, net of tax	(17,128)	(11,728)	(51,657)	5,686
Income (loss) from discontinued operations, net of tax	(3,361)	5,302	3,812	18,541
Gain from sale of discontinued operations, net of tax	84,827	—	84,827	—

Net Income (loss)	64,338	(6,426)	36,982	24,227
Less: Interest of non-controlling partners in the Partnership’s net income (loss):
Interest of non-controlling partners in the Partnership’s continuing operations	(12,231)	(10,808)	(32,852)	(17,790)
Interest of non-controlling partners in the Partnership’s discontinued operations	(2,342)	3,842	2,851	13,319
Interest of non-controlling partners in Partnership’s gain sale of discontinued operations	63,445	—	63,445	—

Total interest of non-controlling partners in the Partnership	48,872	(6,966)	33,444	(4,471)

Net income attributable to Crosstex Energy, Inc.	$15,466	$540	$3,538	$28,698

Net income per common share:

Basic and diluted	$0.33	$0.01	$0.08	$0.61

Weighted average shares outstanding:

Basic	46,488	46,299	46,462	46,285

Diluted	46,550	46,649	46,515	46,626

Dividends declared per common share	$—	$0.32	$—	$1.06